Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Ludwig Enterprises, Inc. (the “Company”) for the period ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jose Antonio Reyes as Chief Executive Officer of the Company, and Scott J. Silverman, as Chief Financial Officer [Principal Accounting Officer] of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jose Antonio Reyes.
Name:	Jose Antonio Reyes
Title:	Chief Executive Officer

March 28, 2025

/s/ Scott J. Silverman
Name:	Scott J. Silverman
Title:	Chief Financial Officer
[Principal Accounting Officer]

March 28, 2025

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.